UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2012

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On November 13, 2012, effective December 3, 2012, the Management Development, Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Perceptron, Inc. (the “Company”) awarded Harry T. Rittenour, President and Chief Executive Officer, 20,000 non-qualified options to purchase shares of the Company’s Common Stock, under the 2004 Stock Incentive Plan (“2004 Stock Plan”) to be issued on the current form of the Non-Qualified Stock Option Agreement Terms for Officers. The options will become exercisable in four equal annual installments beginning December 3, 2013 at an exercise price equal to the fair market value of the Company’s Common Stock as of December 3, 2012, expiring ten (10) years from grant date.

Also on November 13, 2012, effective December 3, 2012, the Committee awarded to each non-management Director non-qualified stock options under the 2004 Stock Plan to purchase 8,000 shares, vesting one-fourth on each of the first four anniversaries of the grant date, expiring ten (10) years from the grant date. The options will be issued on the standard form of Non-Qualified Stock Option Agreement Terms for Directors that was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed August 10, 2006 with the Securities and Exchange Commission.

Finally, on November 13, 2012, the Committee approved the Company’s Fiscal 2013 Annual Incentive and Profit Sharing Plans. All officers and named executive officers of the Company, as well as director-level team members, employed on or before December 31, 2012, participate in the Annual Incentive plan. Generally, almost all team members of the Company below the director-level, employed on or before December 31, 2012, participate in the Profit Sharing plan. A written description of the Fiscal 2013 Annual Incentive and Profit Sharing Plans has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) of the Company was held on November 13, 2012 at the Company’s headquarters in Plymouth, Michigan. Of the 8,455,465 shares of the Company’s common stock issued, outstanding and entitled to vote at the 2012 Annual Meeting, a total of 7,232,249 shares (or approximately 85.53%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2012 Annual Meeting.

1.	Election of eight nominees to the Company’s Board of Directors for a one-year term expiring at the 2013 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
David J. Beattie	5,157,898	45,837	2,028,514
Kenneth R. Dabrowski	5,170,850	32,885	2,028,514
Philip J. DeCocco	5,158,798	44,937	2,028,514
W. Richard Marz	5,169,050	34,685	2,028,514
Robert S. Oswald	5,164,198	39,537	2,028,514
James A. Ratigan	5,137,350	66,385	2,028,514
Harry T. Rittenour	5,172,250	31,485	2,028,514
Terryll R. Smith	5,169,650	34,085	2,028,514

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

2.	Ratification of Selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

For	Against	Abstain
7,217,165	10,247	4,837

As a result, the selection of Grant Thornton was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description
10.1	Written Description of the Fiscal 2013 Annual Incentive and Profit Sharing Plans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: November 19, 2012	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

Number	Description
10.1	Written Description of the Fiscal 2013 Annual Incentive and Profit Sharing Plans.